Exhibit 10.3

CLEARSIGN TECHNOLOGIES CORPORATION
2021 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK AWARD

Participant’s Name and Address:

In accordance with the approval of the Compensation Committee of the Board of Directors of ClearSign Technologies Corporation (the “Company”) on November 18, 2021, you (the “Participant”) have been granted a stock bonus in the form of a restricted stock award (the “Award”) consisting of shares of Common Stock of the Company as set forth below. The Award is subject to the terms and conditions of this Notice of Restricted Stock Award (the “Notice”), the ClearSign Technologies Corporation 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), and the Restricted Stock Award Agreement (the “Agreement”) attached hereto. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

Award Number	[INSERT]

Date of Grant	[INSERT]

Fair Market Value Price per Share as of the Date of Grant	$[INSERT]

Total Number of Shares of Common Stock Awarded	[INSERT]

Total Fair Market Value	[INSERT]

Total Number of Share Withheld for Tax Purposes	[INSERT]

Net Number of Shares	[INSERT]

Vesting Schedule	[INSERT]

In the event of the Participant’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Shares shall continue to be subject to the terms of this Notice, the Plan and the Agreement.

IN WITNESS WHEREOF, the Company and the Participant have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

CLEARSIGN TECHNOLOGIES CORPORATION
a Delaware corporation

By:
Name:
Title:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT OR THE PLAN, SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE PARTICIPANT ACKNOWLEDGES THAT UNLESS THE PARTICIPANT HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE PARTICIPANT’S STATUS IS AT WILL.

The Participant acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 7 of the Agreement. The Participant further agrees to the venue selection and waiver of a jury trial in accordance with Section 8 of the Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Name:

Signature:

Dated:

CLEARSIGN TECHNOLOGIES CORPORATION
2021 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

1.            Grant of Shares. ClearSign Technologies Corporation, a Delaware corporation (the “Company”), hereby grants and agrees to issue to the Participant (the “Participant”) named in the Notice of Restricted Stock Award (the “Notice”), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the “Shares”), subject to the Notice, this Restricted Stock Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

2.            Status as Shareholder. All Shares granted hereunder will be deemed issued to the Participant subject to the terms of this Agreement, and the Participant will have the right to vote the Shares at meetings of the Company’s shareholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Participant hereunder.

3.            Distributions. The Company shall disburse to the Participant all regular cash dividends with respect to the Shares and any additional securities received as the result of an adjustment provided for in Section 13 of the Plan, less any applicable withholding obligations.

4.            Withholding of Taxes. The Participant agrees that taxes, as calculated by the payroll withholding tables, shall be withheld from the payment of the Shares. The Participant authorizes the Company to withhold Shares equal to the amount of taxes due in order to pay for the individual taxes owed on the Award.

5.            Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

6.            Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

7.            Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Participant or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

8.            Venue and Waiver of Jury Trial. The Company and the Participant (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court in the State of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in the State of Delaware) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 8 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

9.            Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

10.            Certain Definitions. The following terms as used in this Agreement shall have the respective meanings set forth below.

(a)            “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Participant provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(b)            “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(c)            “Shares” for purposes of this Agreement, shall have the meaning set forth in Section 1 of this Agreement.

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